EXECUTION

GSR MORTGAGE LOAN TRUST 2003-6F

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2003-6F

TRUST AGREEMENT

between

GS MORTGAGE SECURITIES CORP.,
as Depositor

and

JPMORGAN CHASE BANK,
as Trustee

Dated as of

June 1, 2003

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1

Section 1.01

Standard Terms.

1

Section 1.02

Defined Terms.

2

ARTICLE II FORMATION OF TRUST; CONVEYANCE OF

MORTGAGE LOANS

3

Section 2.01

Conveyance to the Trustee.

3

Section 2.02

Acceptance by the Trustee.

3

Section 2.03

REMIC Elections and REMIC Interests Designations.

3

ARTICLE III REMITTING TO CERTIFICATEHOLDERS

3

Section 3.01

Distributions to Certificateholders.

3

Section 3.02

Allocation of Realized Losses and Shortfalls.

3

ARTICLE IV THE SECURITIES

3

Section 4.01

The Certificates.

3

Section 4.02

Denominations.

3

Section 4.03

Redemption of Certificates.

3

Section 4.04

Securities Laws Restrictions.

3

ARTICLE V MISCELLANEOUS PROVISIONS

3

Section 5.01

Request for Opinions.

3

Section 5.02

Schedules and Exhibits

3

Section 5.03

Governing Law.

3

Section 5.04

Counterparts.

3

Section 5.05

Notices.

3

SCHEDULES AND EXHIBITS

Schedule I

Mortgage Loans

Schedule II

PAC Amortization Schedule

Exhibit A

Forms of Certificates

TRUST AGREEMENT

THIS TRUST AGREEMENT (this “Trust Agreement”), dated as of June 1, 2003, is hereby executed by and between GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), and JPMORGAN CHASE BANK, as trustee (the “Trustee”) under this Trust Agreement and the Standard Terms to Trust Agreement, June 2003 Edition (the “Standard Terms”), all of the provisions of which, unless otherwise specified herein, are incorporated herein and shall be a part of this Trust Agreement as if set forth herein in full.

PRELIMINARY STATEMENT

The Board of Directors of the Depositor has duly authorized the formation of GSR Mortgage Loan Trust 2003-6F as a trust (the “Trust”) to issue a series of securities with an aggregate initial outstanding principal balance of $640,824,296 to be known as the Mortgage Pass-Through Certificates, Series 2003-6F (the “Certificates”).  The Trust is formed by this Trust Agreement.  The Certificates in the aggregate evidence the entire beneficial ownership in the Trust.  The Certificates consist of the classes set forth herein.

Pursuant to Section 10.01 of the Standard Terms, the Trustee will make an election to treat all of the assets of the Trust as two real estate mortgage investment conduits (each, a “REMIC” and, individually, “REMIC 1” and “REMIC 2”) for federal income tax purposes.  The “startup day” of each REMIC for purposes of the REMIC Provisions is the Closing Date.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01

Standard Terms.

The Depositor and the Trustee acknowledge that the Standard Terms prescribe certain obligations of the Depositor and the Trustee, with respect to the Certificates.  The Depositor and the Trustee agree to observe and perform such prescribed duties, responsibilities and obligations, pursuant to the terms and conditions thereof and of this Trust Agreement, and acknowledge that, except to the extent inconsistent with the provisions of this Trust Agreement, the Standard Terms are and shall be a part of this Trust Agreement to the same extent as if set forth herein in full.

Pursuant to Section 2.02(f) of the Standard Terms, the Depositor acknowledges the appointment of the Custodian and agrees to deliver, or cause to be delivered, to the Custodian all Mortgage Loan documents that are to be included in the Trustee Mortgage Loan File for each Mortgage Loan.  The Depositor and the Custodian acknowledge that, pursuant to existing Custodial Agreements entered into between the Custodian and predecessors in interest of the Depositor, the Custodian previously acted as custodian for such predecessors in interest and that in connection with the formation of the Trust, the Depositor will assign each Custodial Agreement to the Trustee and cause a receipt to be issued in the name of the Trustee.

Section 1.02

Defined Terms.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms or in the Seller’s Warranties and Servicing Agreement.  In the event of a conflict between the Standard Terms and the Seller’s Warranties and Servicing Agreement, the Seller’s Warranties and Servicing Agreement shall govern.  In addition, the following provisions shall govern the defined terms set forth below for this Trust Agreement:

“Accrued Certificate Interest”:  Interest to be distributed to each Class of Certificates on any Distribution Date consisting of the sum of (i) the product of the Certificate Rate for such Class of Certificates and the Certificate Balance (or Notional Amount) for such Class of Certificates and such Distribution Date and (ii) accrued but unpaid Accrued Certificate Interest from prior Distribution Dates (on a cumulative basis, but without interest on such unpaid Accrued Certificate Interest).

“Administrative Cost Rate”:  For each Mortgage Loan, the sum of the Servicing Fee Rate and the Trustee Fee Rate.

“A-P Percentage”:  For each Discount Loan is equal to a fraction, expressed as a percentage, the numerator of which is 6.00% minus the Net Rate of such Discount Loan, and the denominator of which is 6.00%.  The A-P Percentage for each Mortgage Loan that is not a Discount Loan, 0%.

“A-P Principal Distribution Amount”:  For each Distribution Date, the sum of:

(1)

the related A-P Percentage for each Mortgage Loan of items (1), (2) and (3) of the definition of Principal Payment Amount (without regard to the application of the Non-AP Percentage thereto);

(2)

the related A-P Percentage for each Mortgage Loan of all Payoffs and Curtailments that were received during the preceding calendar month;

(3)

the related A-P Percentage for each Mortgage Loan of the principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date; and

(4)

Current Realized Losses and Deferred Principal Amounts, to the extent of the amount available from the Subordinate Distribution Amount.

“Assignment Agreement”:  The Assignment, Assumption and Recognition Agreement dated May 20, 2003, by and among GSMC, Bank of America and Wells Fargo, as Servicer.

“Available Distribution Amount”:  For any Distribution Date, the sum, for the Mortgage Loans, of the following amounts:

(1)

the total amount of all cash received from or on behalf of the Mortgagors or advanced by the Servicer on the Mortgage Loans and not previously distributed (including P&I Advances made by the Servicer and proceeds of Mortgage Loans that are liquidated), except:

(a)

all Scheduled Payments collected but due on a Due Date after that Distribution Date;

(b)

all Curtailments received after the previous calendar month;

(c)

all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period after the previous calendar month);

(d)

liquidation proceeds and insurance proceeds received on the Mortgage Loans after the previous calendar month;

(e)

all amounts in the Certificate Account from Mortgage Loans that are then due and payable to the Servicer under the Seller’s Warranties and Servicing Agreement; and

(f)

the servicing compensation for each Mortgage Loan, net of any amounts payable as compensating interest by the Servicer on that Distribution Date; and

(2)

the total amount of any cash received by the Trustee or the Servicer from the repurchase by the Loan Seller of any Mortgage Loans as a result of defective documentation or breach of representations and warranties (provided that the obligation to repurchase arose before the related Due Date); provided further that the Available Distribution Amount for REMIC 2 shall be the amounts distributed by REMIC 1.

“Bank of America”:  Bank of America, N.A., or any successor in interest.

“Book-Entry Certificates”:  The Senior Certificates and the Senior Subordinate Certificates.

“Certificate Balance”:  As to any Class of Certificates (other than a Notional Certificate) or Interests as of the close of business on each Distribution Date, the initial Certificate Balance thereof  (as shown on the charts in Section 2.03) reduced by (i) all principal payments previously distributed to such Class and (ii) all Realized Losses previously allocated to such Class.

“Certificate Rate”:  With respect to each Class of Certificates on any Distribution Date, the percentage per annum or other entitlement to interest described in Section 2.03.  With respect to each REMIC Interest on any Distribution Date, the Certificate Rates described in Section 2.03.

“Certificates”:  The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-P, Class A-X, Class B1, Class B2, Class B3, Class B4, Class B5, Class B6 and Class R Certificates.

“Class”:  Each Class of Certificates or REMIC Interests.

“Class A Certificates”:  Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-P and Class A-X Certificates.

“Class A-X Notional Amount”:  Initially will be approximately $57,001,181 and for each Distribution Date after the Closing Date will equal the total principal balance, as of the first day of the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received), of the Premium Loans multiplied by the following fraction:

the weighted average of the Net Rates of the
Premium Loans as of the first day of such month minus 6.00%
6.50%.

“Class B Certificates”:  The Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates.

“Class A-3 Notional Amount”:  With respect to each Distribution Date, the Class Principal Balance of the Class A-2 Certificates on such Distribution Date.

“Class A-9 Notional Amount”:  With respect to each Distribution Date, (i) 3.00% of the Class Principal Balance of the Class A-1 Certificates on such Distribution Date, divided by (ii) 6.00%.

“Closing Date”:  June 30, 2003.

“Corresponding Class”:  For each class of REMIC Interests or Certificates, the Class or Classes indicated as such in the tables set forth in Section 2.03.

“Credit Support Depletion Date”:  The first Distribution Date (if any) on which the aggregate Certificate Balance of the Subordinate Certificates has been or will be reduced to zero.

“Current Shortfall”:  Any portion of the Principal Payment Amount, Principal Prepayment Amount or Liquidation Principal for which cash is not available to make distributions as a result of the Servicer’s decision not to Advance a delinquent payment, other than a Realized Loss.

“Curtailments”:  Partial prepayments on a Mortgage Loan.

“Custodian”:  JPMorgan Chase (formerly known as The Chase Manhattan Bank), in its capacity as custodian under each of the Custodial Agreements.

“Custodial Agreement”:  The Custodial Agreement, dated as of May 1, 2003, among GSMC, Wells Fargo, the Custodian and Bank of America..

“Cut-Off Date”:  June 1, 2003.

“Depositor”:  GS Mortgage Securities Corp., in its capacity as depositor under this Trust Agreement.

“Discount Loan”:  Any Mortgage Loan with a Net Rate less than 6.00% per annum.

“Distribution Date”:  The 25th day of each month, or if such day is not a Business Day, the next Business Day following such day. The initial Distribution Date will be July 25, 2003.

“Due Date”:  For any Mortgage Loan, the first day in each calendar month.

“Due Period”:  For any Distribution Date, the period beginning on and excluding the Due Date in the previous calendar month and ending on, and including, the Due Date in the calendar month in which such Distribution Date occurs.

“Final Distribution Date”:  For each Class of Certificates, the respective dates specified in Section 2.03(d).

“Fitch”:  Fitch, Inc., or its successor.

“GSMC”:  Goldman Sachs Mortgage Company, or any successor in interest.

“Interest Accrual Period”:  For any Distribution Date, shall be (i) for each Class of Certificates other than the Class A-2, Class A-3, Class A-4, Class A-6, Class A-7 and Class A-8 Certificates, the immediately preceding calendar month and (ii) for the Class A-2, Class A-3, Class A-4, Class A-6, Class A-7 and Class A-8 Certificates, the period beginning on and including the 25th day of the immediately preceding calendar month and ending on, and including, the 24th day of the calendar month in which such Distribution Date occurs.  The Class A-P Certificates will be “principal only” Certificates and will not be entitled to any interest.

“Interests”:  Each Class of REMIC Interests.

“JPMorgan Chase”:  JPMorgan Chase Bank.

“Junior Subordinate Certificates”:  The Class B4, Class B5 and Class B6 Certificates.

“LIBOR”:  means, for any Interest Accrual Period (other than the initial Interest Accrual Period), the offered rate for one-month United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), as of 11:00 a.m. (London time) on the LIBOR Determination Date applicable to such Interest Accrual Period.  If such rate does not appear on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to leading banks in the London interbank market for a period of one month commencing on the first day of the relevant Interest Accrual Period.  The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Trustee.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Accrual Period).  If none of such major banks selected by the Trustee quotes such rate to the Trustee, LIBOR for such LIBOR Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date.  LIBOR for the initial Interest Accrual Period is 1.0575% per annum.

“LIBOR Determination Date”:  means, with respect to any Interest Accrual Period and any floating rate certificate, the second London Business Day prior to the date on which such Interest Accrual Period commences.

“Liquidated Mortgage Loan”: A Mortgage Loan for which the Servicer has determined that it has received all amounts that it expects to recover from or on account of the Mortgage Loan, whether from insurance proceeds, liquidation proceeds or otherwise.

“Liquidation Principal”:  The Non-A-P Percentage of the principal portion of liquidation proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date.

“Loan Seller”:  Bank of America.

“London Business Day”:  means a day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

“Moody’s”:  Moody’s Investors Service, Inc., or its successor.

“Mortgage Loans”:  The mortgage loans identified on Schedule I hereto.

“Net Rate”:  With respect to each Mortgage Loan, the Note Rate of such Mortgage Loan less the Administrative Cost Rate applicable to such Mortgage Loan.

“Non-A-P Percentage”:  For each Discount Loan, a fraction, expressed as a percentage, the numerator of which is the Net Rate of such Discount Loan and the denominator of which is 6.00%.  For each Mortgage Loan that is not a Discount Loan, 100.00%.

“Non-AP Pool Balance”:  For any Distribution Date, the sum of the outstanding principal balances for all the Mortgage Loans (other than the A P Percentage thereof allocable to the Class A-P Certificates).

“Note Rate”:  For each Mortgage Loan, the rate at which the related promissory note accrues interest.  For purposes of calculating the Certificate Rates of the Interests and Certificates, the Note Rate of a Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the interest rate of the Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor.

“Notional Amount”:  Each of the Class A-3 Notional Amount, the Class A-9 Notional Amount and the Class A-X Notional Amount.

“Notional Certificate”:  Any Class A-3, Class A-9 or Class A-X Certificate.

“P&I Certificates”:  All Classes of Certificates other than the Class A-X, Class A-3, Class A-9 or Class A-P Certificates and the Residual Certificates.

“Payoffs”:  Prepayments in full on a Mortgage Loan.

“Premium Loan”:  Any Mortgage Loan with a Net Rate equal to or greater than 6.00%.

“Prepayment Period”:  With respect to each Distribution Date, the preceding calendar month.

“Principal Payment Amount”:  The sum, for any Distribution Date and each Mortgage Loan of:

(1)

the Non A-P Percentage of the principal portion of Scheduled Payments on each such Mortgage Loan due on the related Due Date and received or advanced during the related Due Period;

(2)

the Non A-P Percentage of the principal portion of repurchase proceeds received on any related Mortgage Loan that was repurchased as permitted or required by the Trust Agreement during the calendar month preceding the month of the Distribution Date; and

(3)

the Non A-P Percentage of any other unscheduled payments of principal that were received on any Mortgage Loan during the preceding calendar month, other than Payoffs, Curtailments, or Liquidation Principal.

“Principal Prepayment Amount”:  For any Distribution Date, the sum of the Non A-P Percentages of all Payoffs and Curtailments for each Mortgage Loan that were received during the preceding calendar month.

“Private Certificates”:  The Junior Subordinate Certificates.

“Qualified Institutional Buyer”:  Any “qualified institutional buyer” as defined in clause 7(a) of Rule 144A promulgated under the Securities Act.

“Rating Agency”:  Each of Moody’s and Fitch.

“Realized Loss”:  With respect to a Liquidated Mortgage Loan, the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Advances made by the Servicer and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) liquidation proceeds realized from such Mortgage Loan.  Realized Losses may also be realized in connection with unexpected expenses incurred by the Trust, mortgagor bankruptcies and modifications of defaulted Mortgage Loans.

“Record Date”:  For each Class of Certificates, other than the Class A-2, Class A-3, Class A-4, Class A-6, Class A-7 and Class A-8 Certificates, and each Distribution Date, the last Business Day of the calendar month preceding such Distribution Date and, in the case of the Class A-2, Class A-3, Class A-4, Class A-6, Class A-7 and Class A-8 Certificates, the Business Day immediately preceding such Distribution Date.

“Reference Banks”:  means four major banks in the London interbank market selected by the Trustee.

“REMIC”:  REMIC 1 or REMIC 2.

“REMIC Certificates”:  Each Class of Certificates issued by REMIC 2 pursuant to Section 2.03 and the Class R Certificates.

“REMIC Interests”:  Each Class of REMIC interests issued pursuant to Section 2.03.

“REMIC 1”:  One of the two real estate mortgage investment conduits created hereunder, which consists of the Mortgage Loans and certain other assets and the REMIC 1 Distribution Account.

“REMIC 1 Regular Interests”:  The regular interests issued by REMIC 1 as specified in Section 2.03.

“REMIC 2”:  One of the two real estate mortgage investment conduits created hereunder, which consists of the REMIC 1 Regular Interests and the REMIC 2 Distribution Account.

“REMIC 2 Regular Interests”:  Each Class of Certificates other than the Residual Certificates.

“Remittance Date”:  The 18th day of each month, or if such day is not a business day, the next succeeding business day.

“Residual Certificates”:  The Class R Certificates.

“Rule 144A Certificates”:  The Junior Subordinate Certificates.

“Seller’s Warranties and Servicing Agreement”:  The Seller’s Warranties and Servicing Agreement dated as of August 1, 2002 between GSMC and Bank of America.

“Scheduled Amount”:  For any Distribution Date and the Class A-1, Class A-2, Class A-4 and Class A-5 Certificates, the amount set forth on Schedule II attached hereto.

“Scheduled Payments”:  The monthly payments of principal and interest payable by the Mortgagor.

“Scheduled Principal Amount”:  With respect to any Distribution Date an amount equal to the amount described in clause (i) of the definition of Senior Principal Distribution Amount.

“Senior Certificates”:  The Class A Certificates.

“Senior Interests”:  All of the REMIC 1 Regular Interests except the Class 1-B Interests.

“Senior Liquidation Amount”:  For any Distribution Date, the aggregate, for each Mortgage Loan or portion thereof that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the Senior Percentage of the lesser of (i) the Non-A-P Percentage of the Scheduled Principal Balance of such Mortgage Loan (unless the Servicer had discontinued making P&I Advances, in which case the actual principal balance less advances will be used) and (ii) the Liquidation Principal derived from that Mortgage Loan.

“Senior Percentage”:  As of the Closing Date, will be approximately 97.35%, and for any Distribution Date thereafter will equal the sum of the Certificate Balances of the Senior Certificates (other than the Class A-P Certificates) immediately preceding such Distribution Date, divided by the total outstanding principal balance of the Mortgage Loans (less the related A-P Percentages thereof) immediately prior to such Distribution Date.

“Senior Prepayment Percentage”:  For any Distribution Date, as follows: (i) on any Distribution Date occurring before the Distribution Date in the month of July 2008, 100%; (ii) on any other Distribution Date on which the Senior Percentage for such Distribution Date exceeds the initial Senior Percentage as of the Cut-Off Date, 100%; and (iii) on any other Distribution Date in the month of July 2008 and thereafter, 100%, unless:

(a)

the mean aggregate Scheduled Principal Balance of the Mortgage Loans that are 60 or more days delinquent (including Mortgage Loans in foreclosure or bankruptcy and property held by the Trust) for each of the immediately preceding three calendar months is less than or equal to 50% of the aggregate Certificate Balance of the Subordinate Certificates as of such Distribution Date, and

(b)

cumulative Realized Losses on the Mortgage Loans are less than or equal to the following percentage of the aggregate Certificate Balance of the Subordinate Certificates:

Percentage of Aggregate Certificate Balance
of the Subordinate Certificates
Distribution Date Occurring In	as of the Cut-Off Date
July 2008 through June 2009	30%
July 2009 through June 2010	35%
July 2010 through June 2011	40%
July 2011 through June 2012	45%
July 2012 and thereafter	50%

in which case, the Senior Prepayment Percentage shall be as follows:

Distribution Date Occurring In	Senior Prepayment Percentage
July 2003 through June 2008	100%
July 2008 through June 2009	Senior Percentage + 70% of the Subordinate Percentage
July 2009 through June 2010	Senior Percentage + 60% of the Subordinate Percentage
July 2010 through June 2011	Senior Percentage + 40% of the Subordinate Percentage
July 2011 through June 2012	Senior Percentage + 20% of the Subordinate Percentage
July 2012 and thereafter	Senior Percentage

If on any Distribution Date the allocation to the P&I Certificates of Principal Prepayments in the percentage required would reduce the sum of the Certificate Balances of the P&I Certificates below zero, the Senior Prepayment Percentage for such Distribution Date shall be equal to the percentage necessary to reduce such sum to zero.

“Senior Principal Distribution Amount”:  For any Distribution Date will equal the sum of:

(i)

the Senior Percentage of the Principal Payment Amount for such Distribution Date;

(ii)

the Senior Prepayment Percentage of the Principal Prepayment Amount for such Distribution Date; and

(iii)

the Senior Liquidation Amount for such Distribution Date.

“Senior Subordinate Certificates”:  The Class B1, Class B2 and Class B3 Certificates.

“Servicer”:  Wells Fargo, and its respective successors or assigns, under the Seller’s Warranties and Servicing Agreement.

“Servicing Fee Rate”:  For each Mortgage Loan, 0.25% per annum.

“Soldiers’ and Sailors’ Shortfall”:  Any shortfall in amounts paid by mortgagors on the Mortgage Loans that occurs pursuant to the Soldiers’ and Sailors’ Civil Relief Act or similar legislation affording relief to members of the armed forces.

“Subordinate Certificates”:  The Class B Certificates.

“Subordinate Class Percentage”:  For each Class of Subordinate Certificates and each Distribution Date, the percentage obtained by dividing the Class Principal Balance of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Balance of all Subordinate Certificates immediately prior to such date.

“Subordinate Interests”:  The Class I-B Interest.

“Subordinate Liquidation Amount”:  For any Distribution Date, the Liquidation Principal in respect of each Mortgage Loan which became a Liquidated Loan during the calendar month preceding the month of the Distribution Date, minus the Senior Liquidation Amount for such Distribution Date.

“Subordinate Percentage”:  For any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.  The Subordinate Percentage as of the Closing Date will be 2.65%.

“Subordinate Prepayment Percentage”:  For any Distribution Date, the excess of 100% over the Senior Prepayment Percentage for such Distribution Date.  Initially, the Subordinate Prepayment Percentage will be 0%.

“Subordinate Principal Distribution Amount”:  For any Distribution Date, the sum of:

(1)

the Subordinate Percentage of the Principal Payment Amount;

(2)

the Subordinate Principal Prepayment Amount; and

(3)

the Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Distribution Amount shall be reduced by the amounts required to be distributed to the Class A-P Certificates for reimbursement of Unpaid Realized Loss Amounts on such Distribution Date.  Any reduction in the Subordinate Principal Distribution Amount pursuant to the provisions above shall offset the amount calculated pursuant to clause (1), clause (3) and clause (2), in that order in each case of the definition thereof, and such amounts will nevertheless reduce the Certificate Balance of the applicable class of Subordinate Certificates.

“Subordinate Principal Prepayment Amount”:  For each Distribution Date, the Subordinate Prepayment Percentage of the Principal Prepayment Amount.

“Subordination Levels”:  For any Class of Subordinate Certificates and any specified date, the percentage obtained by dividing (i) the sum of the Certificate Balances of all Classes of Subordinate Certificates that are subordinate to that Class by (ii) the sum of the Certificate Balances of all Classes of Certificates as of that date, before giving effect to distributions and allocations of Realized Losses on that date.

“Trust Estate”:  As defined in Section 2.01 hereof.

“Trust Agreement”:  This Trust Agreement, dated as of June 1, 2003, which incorporates by reference the Standard Terms to Trust Agreement, June 2003 edition; provided that any references in any documents required hereunder, including references in documents within the Trustee Mortgage Loan File, to a Trust Agreement dated as of June 1, 2003, shall be deemed to refer to this Trust Agreement.

“Trustee”:  JPMorgan Chase, not in its individual capacity but solely as Trustee under this Trust Agreement, or its successor in interest, or any successor trustee appointed as herein provided.

“Trustee Fee”:  With respect to each Distribution Date, an amount payable to the Trustee equal to the product of one-twelfth of the Trustee Fee Rate multiplied by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the Due Period relating to such Distribution Date.

“Trustee Fee Rate”:  0.0025%.

 “Unpaid Realized Loss Amount”:  As of each Distribution Date, for the Class A-P Interests and the Corresponding Class of Certificates, the sum of the Realized Losses allocated to such Class on such Distribution Date and prior Distribution Dates in reduction of the Certificate Balance thereof, as reduced by all amounts paid to such class in respect of an Unpaid Realized Loss Amount, provided, however, that (1) the aggregate of Unpaid Realized Loss Amounts paid on any Distribution Date shall not exceed the Subordinate Principal Distribution Amount (without regard to the proviso in the definition of such term) for such Distribution Date, (2) any shortfall in amounts available to pay Unpaid Realized Loss Amounts on any Distribution Date shall be allocated pro rata among such Certificates on the basis of their respective Unpaid Realized Loss Amounts, (3) any amounts distributed to a Class of Interests in respect of an Unpaid Realized Loss Amount shall not cause a reduction in the Certificate Balance thereof, and (4) following the Credit Support Depletion Date, no Unpaid Realized Loss Amounts shall be calculated or distributable.

“Unscheduled Principal Amount”:  With respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (ii) and (iii) of the definition of Senior Principal Distribution Amount.

“Wells Fargo”:  Wells Fargo Home Mortgage, Inc., or any successor in interest.

ARTICLE II

FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS

Section 2.01

Conveyance to the Trustee.

To provide for the distribution of the principal of and interest on the Certificates and Interests in accordance with their terms, all of the sums distributable under this Trust Agreement with respect to the Certificates and the Interests and the performance of the covenants contained in this Trust Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Holders of the Certificates, all of the Depositor’s right, title and interest in and to any and all benefits accruing to the Depositor from:  (a) the mortgage loans listed on Schedule I hereto, the related Trustee Mortgage Loan Files, and all Monthly Payments due thereon after the Cut-Off Date and all principal prepayments collected with respect to the Mortgage Loans and paid by a Borrower on or after the Cut-Off Date, and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) the Seller’s Warranties and Servicing Agreement; provided that the Depositor hereby reserves its right to indemnification under the Seller’s Warranties and Servicing Agreement; (c) the Custodial Agreement; (d) the Assignment Agreement; (e) the Distribution Account, the Certificate Account and the Collection Accounts and (f) proceeds of all of the foregoing (including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Certificate Account, whether in the form of cash, instruments, securities or other property, all proceeds of any mortgage insurance, mortgage guarantees, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the REMIC Interests and the Certificates as specified herein (items (a) through (f) above shall be collectively referred to herein as the “Trust Estate”).

The foregoing sale, transfer, assignment, set-over and conveyance does not and is not intended to result in the creation of an assumption by the Trustee of any obligation of the Depositor, the Seller or any other person in connection with the Mortgage Loans, the Seller’s Warranties and Servicing Agreement, the Assignment Agreement or under any agreement or instrument relating thereto except as specifically set forth herein.

Section 2.02

Acceptance by the Trustee.

By its execution of this Agreement, the Trustee acknowledges and declares that it holds and will hold or has agreed to hold (in each case through the applicable Custodian) all documents delivered to any such person from time to time with respect to the Mortgage Loans and all assets included in the definition of Trust Estate herein in trust for the exclusive use and benefit of all present and future Holders of the Certificates.  The Trustee has not created and will not create, and no Officer of the Trustee has any actual knowledge or has received actual notice of, any interest in the Trust Estate contrary to the interests created by the Trust Agreement.  The Trustee has not entered, nor intends to enter, into any subordination agreement or intercreditor agreement with respect to any assets included in the Trust Estate.

Section 2.03

REMIC Elections and REMIC Interests Designations.

REMIC Elections.  Elections shall be made by the Trustee to treat the assets of the Trust Estate described in the definition of the term “REMIC 1” and the assets of the Trust Estate described in the definition of the term “REMIC 2,” as separate REMICs for federal income tax purposes.  The REMIC 1 Regular Interests will constitute the regular interests in REMIC 1 and the REMIC 2 Regular Interests will constitute the REMIC regular interests in REMIC 2.  The Class R Certificates will represent ownership of the sole class of residual interest in REMIC 1 and REMIC 2.

REMIC 1 Interests.  REMIC 1 shall issue each of the following Classes of Interests in book-entry form, each of which shall be a Class of REMIC 1 Interests, having the following Certificate Rates and initial principal balances:

	Initial Certificate
	Balance Or
Class	Notional Amount	Certificate Rate	Corresponding Class

Subgroup I-A
1-A-1	$ 65,000,000.00	6.00%	A-1, A-9
1-A-2	$203,200,000.00	(4)	A-2, A-3
1-A-4	$ 810,888.00	(5)	A-4
1-A-5	$ 259,389.00	6.00%	A-5
1-A-6	$ 12,368,990.00	(5)	A-6
1-A-7	$242,812,800.00	(5)	A-7
1-A-8	$ 99,336,932.00	(5)	A-8
1-A-P	$ 52,702.00	0.00%	A-P

Subgroup A-X
1-AX	(3)	6.50%	A-X

Subgroup B
1-B-1	$8,010,000.00	6.00%	B1
1-B-2	$3,845,000.00	6.00%	B2
1-B-3	$1,922,000.00	6.00%	B3
1-B-4	$1,282,000.00	6.00%	B4
1-B-5	$ 961,000.00	6.00%	B5
1-B-6	$ 962,595.00	6.00%	B6

Residual
I-R	(1)	(1)	N/A(2)

_______________

(1)  The Class I-R Interests will not be entitled to payments of principal or interest.

(2)  N/A means not applicable.

(3)  A notional amount, which for any Distribution Date shall equal the Class A-X Notional Amount.

(4)  This Class will bear interest at a rate equal to the interest rate of the Class A-4 Certificate.

(5)  This Class will bear interest at a rate equal to the interest rate for its Corresponding Class of Certificates.

REMIC 2 Certificates.  REMIC 2 shall issue the following Classes of Certificates, with the designations, initial Certificate Balances and Certificate Rates indicated, each of which shall be a Class of REMIC 2 Certificates.

	Initial Certificate
	Balance
Class	Or Notional Amount	Certificate Rate
A-1	$65,000,000	3.00%
A-2	$203,200,000	(2)
A-3	(1)	(2)
A-4	$810,888	(2)
A-5	$259,389	6.00%
A-6	$12,368,990	(2)
A-7	$242,812,800	(2)
A-8	$99,336,932	(2)
A-9	(1)	6.00%
A-P	$52,702	0.00%
A-X	(1)	6.50%
B1	$8,010,000	6.00%
B2	$3,845,000	6.00%
B3	$1,922,000	6.00%
B4	$1,282,000	6.00%
B5	$961,000	6.00%
B6	$962,595	6.00%
R	(3)	N/A(3)

____________

(1)

Notional Amount.

(2)

The annual Certificate Rate for certificates with variable rates of interests are set forth in the table below:

Class	Formula	Initial	Maximum	Minimum
Class A-2	LIBOR + 0.40%	1.4575%	7.50%	0.40%
Class A-3	7.10% – LIBOR	0.35%	0.35%	0.00%
Class A-4	LIBOR + 0.75%	1.8075%	7.50%	0.75%
Class A-6	27.00% – 4.0 * LIBOR	22.7700%	27.00%	0.00%
Class A-7	LIBOR + 0.75%	1.8075%	7.50%	0.75%
Class A-8	27.00% – 4.0 * LIBOR	22.7700%	27.00%	0.00%

(3)

N/A means not applicable

REMIC Final Scheduled Distribution.  The final scheduled distribution date for the Regular Interests in REMIC 1 and REMIC 2 is the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity as of the Closing Date.

ARTICLE III

REMITTING TO CERTIFICATEHOLDERS

Section 3.01

Distributions to Certificateholders.

REMIC 2 Distributions.  (a)  In accordance with Section 3.01(b)(iii) of the Standard Terms and subject to the exceptions set forth below and to Section 3.02, on each Distribution Date, the Trustee shall withdraw the aggregate Available Distribution Amount for from the REMIC 2 Distribution Account, and shall distribute it in the following manner and order of priority:

(i)

to each Class of Senior Certificates (other than the Class A-P Certificates), Accrued Certificate Interest thereon, pro rata in proportion to the amount owing to each such Class;

(ii)

to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-6, Class A-7, Class A–8 and Class A-P Certificates to the extent of the remaining Available Distribution Amount, concurrently, as follows:

(A)

to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, in reduction of their respective Class Principal Balances, in an amount up to the Senior Principal Distribution Amount, concurrently, as follows:

(I)

15.9247650342%, to the Class A-8 Certificates, until their Class Principal Balance has been reduced to zero;

(II)

84.0752349658%, to the Class A-1, Class A-2, Class A-4, Class A-5, class A-6 and Class A-7 Certificates, in the following order of priority:

a.

to the Class A-1, Class A-2, Class A-4 and Class A-5 Certificates, until the total Class Principal Balance thereof is reduced to its Scheduled Amount for such Distribution Date, in the following order of priority:

i.

pro rata, to the Class A-1 and Class A-2 Certificates, until their respective Class Principal Balances have been reduced to zero; and

ii.

pro rata, to the Class A-4 and Class A-5 Certificates, until their respective Class Principal Balances have been reduced to zero;

(III)

 pro rata, to the Class A-6 and Class A-7 Certificates, until their respective Class Principal Balances have been reduced to zero;

(IV)

pro rata, to the Class A-1 and Class A-2 Certificates, without regard to their Scheduled Amount for such Distribution Date, until their respective Class Principal Balances have been reduced to zero;

(V)

pro rata, to the Class A-4 and Class A-5 Certificates, without regard to their Scheduled Amount for such Distribution Date, until their respective Class Principal Balances have been reduced to zero; and

(B)

to the Class A-P Certificates, the A-P Principal Distribution Amount for such Class, until the Class Principal Balance is reduced to zero;

(iii)

concurrently, pro rata from amounts otherwise payable to the Subordinate Certificates, to the Class A-P Certificates the principal portion of Current Realized Losses and the Deferred Principal Amount for such class and such Distribution Date; provided, however, that the aggregate of all such amounts distributed on such Distribution Date shall not exceed the Subordinate Principal Distribution Amount (without regard to the proviso of such definition) and, provided further, that such amounts will not reduce the Class Principal Balance of the Class A-P Certificates;

(iv)

to the extent of the remaining Available Distribution Amount for both groups, to the Subordinate Certificates, in their order of seniority the sum of (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such Class, and their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise allocable to the class or classes of the Subordinate Certificates junior to such class will be allocated pro rata to the most senior class of Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all classes of Subordinate Certificates senior thereto;

(v)

to each Class of Certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such Certificates; and

(vi)

to the Residual Certificates, after all of the other Classes of Certificates have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amount for both groups.

(b)

REMIC 1 Distributions.  On each Distribution Date, the Trustee shall apply amounts in the REMIC 1 Distribution Account to the REMIC 1 Regular Interests in the same manner that amounts are distributed on the Corresponding Classes of Certificates on such Distribution Date.

Realized Losses and Shortfalls shall be allocated in the same manner.  The Trustee shall withdraw all amounts allocated to the various REMIC 1 Regular Interests and deposit such amounts in the REMIC 2 Distribution Account for distribution pursuant to section 3.01(a) above on such Distribution Date.  Any amount remaining in the REMIC 1 Distribution Account after making all other payments required under this Section 3.01(c) shall be distributed to the holder of the Class I-R Certificates.

Section 3.02

Allocation of Realized Losses and Shortfalls.

(a)

Realized Losses of Principal.

(i)

On each Distribution Date, (A) the A-P Percentage of each Realized Loss on a Mortgage Loan, to the extent allocable to principal, shall be allocated to the Class A-P Certificates in reduction of the Certificate Balance thereof and (B) the Non A-P Percentage of each Realized Loss on a Mortgage Loan, to the extent allocable to principal, shall be allocated to the remaining Classes of Certificates; provided, however, that any Realized Loss allocated to the Certificates (other than the Class A-P and Class R Certificates) shall be allocated first to the Subordinate Certificates in reverse numerical order, until the Certificate Balance thereof is reduced to zero, and then pro rata to the Senior Certificates (other than the Class A-P Certificates).

(ii)

Prior to the Credit Support Depletion Date, to the extent that the principal portion of a Realized Loss has been allocated to reduce the Certificate Principal Balance of the Class A-P Certificates, the amount of such Realized Loss will be reimbursed from the Subordinate Principal Distribution Amount, to reimburse the Unpaid Realized Loss Amount .  The distribution of any Unpaid Realized Loss Amount to the Class A-P Certificates on any Distribution Date shall not result in a further reduction of the Certificate Balance of such Class of Certificates, but instead shall result in the reduction of the Certificate Balance of the most junior Class of Subordinate Certificates then outstanding, until the Certificate Balance thereof has been reduced to zero. The Unpaid Realized Loss Amounts will be paid from the amounts otherwise payable to the Classes of Subordinate Certificates beginning with the Class having the highest numerical designation.  Any Unpaid Realized Loss Amount not paid on the Distribution Date relating to the Due Period in which the Realized Loss was incurred will be carried forward, with interest at the applicable Certificate Rate, and will be included in the Unpaid Realized Loss Amount for the next Distribution Date.

(b)

Realized Losses Allocable to Interest. On each Distribution Date, the portion of each Realized Loss on a Mortgage Loan that exceeds the outstanding principal amount of such Mortgage Loan shall be allocated to the Certificates, pro rata, on the basis of Accrued Certificate Interest, to each Class of Certificates (other than the Class A-P Certificates); provided that the interest portion of any Realized Losses allocated to the Subordinate Certificates as provided in this Section 3.02(b) shall be allocated to such Subordinate Certificates in reverse order of seniority.

(c)

Interest Shortfall.  Notwithstanding anything in the Standard Terms to the contrary, on each Distribution Date, before any distributions are made on the REMIC 1 Regular Interests and the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates, Month End Interest Shortfall not covered by compensating interest from P&I Advances and Soldiers' and Sailors' Shortfall with respect to any Mortgage Loan shall be allocated pro rata among the Classes of the related REMIC based on the amount of interest otherwise owing thereto in reduction of that amount.

(d)

Modification Losses.  In the event that the Note Rate on a Mortgage Loan is reduced as a result of a modification of the terms of such Mortgage Loan, such modification shall be disregarded for purposes of calculating the Certificate Rate on any Class of Certificates.  Any shortfall resulting from any such modifications, however, shall be treated as a Realized Loss occurring on each Distribution Date and shall be applied to reduce the Certificate Balances of the Certificates in the manner and order of priority set forth above.

ARTICLE IV

THE SECURITIES

Section 4.01

The Certificates.

The Certificates will be designated generally as the Mortgage Pass-Through Certificates, Series 2003-6F.  The aggregate principal amount of Certificates or Interests, as applicable, that may be executed and delivered under this Agreement is limited to $640,824,296, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.03 or 5.05 of the Standard Terms.  On the Closing Date, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver Mortgage Pass-Through Certificates in the names and amounts and to the Persons as directed by the Depositor.  The table in Section 2.03 sets forth the Classes of Certificates, the initial Certificate Balance and the Certificate Rate for each Class of the Certificates.

Section 4.02

Denominations.

Each of the Class A and Senior Subordinate Certificates shall be issued in fully registered, book-entry form and shall be Book-Entry Certificates.  Each of the Residual Certificates and Class B4, Class B5 and Class B6 Certificates shall be issued in fully registered, certificated form.  The Class A Certificates (other than the Class A-3, Class A-9, Class A P and Class A-X Certificates) are offered in minimum denominations of $25,000 initial Certificate Balance each and multiples of $1 in excess of $25,000.  The Class A-3, Class A-9 and Class A-X Certificates are offered in minimum denominations of $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,000. The Class A-P Certificates are offered in the form of a single Certificate representing the entire Certificate Balance thereof.  The Subordinate Certificates are offered in minimum denominations of $250,000 initial Certificate Balance each and multiples of $1 in excess of $250,000.  In addition, one Certificate of each Class (other than the Residual Certificates) may be issued evidencing the sum of an authorized denomination thereof and the remainder of the initial Certificate Balance (or, in the case of the Class A-3, Class A-9 and Class A-X Certificates, the Notional Amount) of such Class.  The Residual Certificates will each be issued in percentage interests of 99.99% and 0.01%.

Section 4.03

Redemption of Certificates.

There shall be no right to redemption pursuant to Section 9.01 of the Standard Terms.  Moreover, notwithstanding anything to the contrary in Section 9.02 of the Standard Terms, the obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Account, the Certificate Account and the Distribution Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of: (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all of the assets of the Trust by Wells Fargo upon the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than 1% of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-Off Date.  Written notice of termination shall be given to each Certificateholder, and the final distribution shall be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee, which will be specified in the notice of termination.  Any repurchase of the assets of the Trust pursuant to this Section 4.03 shall be made at a price equal to the Termination Price.

Section 4.04

Securities Laws Restrictions.

Each of the Junior Subordinate Certificates is a Private Certificate subject to the restrictions on transfer contained in Section 5.05(a) of the Standard Terms.  Furthermore, each of the Private Certificates is a Rule 144A Certificate.  The Class R Certificate is a Residual Certificate subject to Section 5.05(c) of the Standard Terms.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01

Request for Opinions.

(a)

The Depositor hereby requests and authorizes McKee Nelson LLP, as its counsel in this transaction, to issue on behalf of the Depositor such legal opinions to the Trustee and each Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust, or (ii) requested by the Trustee, any such Rating Agency or their respective counsels.

(b)

The Trustee hereby requests and authorizes its counsel to issue on behalf of the Trustee such legal opinions to the Depositor, GSMC and Goldman, Sachs & Co. as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

Section 5.02

Schedules and Exhibits.

Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms.  Each Class of Certificates shall be in substantially the form attached hereto, as set forth in the Exhibit index.

Section 5.03

Governing Law.

This Trust Agreement shall be governed by, and its provisions construed in accordance with, the laws of the State of New York.

Section 5.04

Counterparts.

This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all of such counterparts shall together constitute but one and the same instrument.

Section 5.05

Notices.

The address of the rating agency required to be stated herein pursuant to Section 11.08(d) of the Standard Terms is Fitch Inc., 1 State Street Plaza, New York, New York 10004, and Moody’s Investors Services, Inc., 99 Church Street, New York, New York 10007.

[Signature page follows]

IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

GS MORTGAGE SECURITIES CORP.,

as Depositor

By: /s/ Marvin J. Kabatznick

Name: Marvin J. Kabatznick

Title:   President/Chief Executive Officer

JPMORGAN CHASE BANK,

not in its individual capacity, but solely in

its capacity as Trustee under this Trust

Agreement

By: /s/ Thomas Venusti

Name: Thomas Venusti

Title:   Assistant Vice President

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me in the County of New York, this 25th day of June 2003, by Marvin J. Kabatznick, President/Chief Executive Officer for GS Mortgage Securities Corp., a Delaware corporation, on behalf of the corporation.

/s/ Onyx S. Wellington

Notary Public

My Commission expires:

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me in the County of New York, this 24th day of June 2003, by      Thomas Venusti        of JPMorgan Chase Bank, a New York banking corporation, on behalf of the company.

/s/ Margaret M. Price

Notary Public

My Commission expires:

SCHEDULE I

Mortgage Loan Schedule

SCHEDULE II

PAC Amortization Schedule

Class A-1, Class A-2,

      Class A-4 and

         Class A-5

           Distribution Date

      Planned Balance

Closing Date	$269,270,277.28
July 25, 2003	266,267,193.06
August 25, 2003	263,080,146.10
September 25, 2003	259,711,740.39
October 25, 2003	256,164,778.24
November 25, 2003	252,442,256.67
December 25, 2003	248,547,363.49
January 25, 2004	244,483,473.06
February 25, 2004	240,254,141.60
March 25, 2004	235,863,102.29
April 25, 2004	231,314,259.91
May 25, 2004	226,611,685.20
June 25, 2004	221,759,608.91
July 25, 2004	216,762,415.56
August 25, 2004	211,624,636.86
September 25, 2004	206,350,944.87
October 25, 2004	200,946,144.94
November 25, 2004	195,415,168.33
December 25, 2004	189,763,064.65
January 25, 2005	184,176,950.51
February 25, 2005	178,656,076.14
March 25, 2005	173,199,700.21
April 25, 2005	167,807,089.76
May 25, 2005	162,477,520.11
June 25, 2005	157,210,274.74
July 25, 2005	152,004,645.21
August 25, 2005	146,859,931.11
September 25, 2005	141,775,439.87
October 25, 2005	136,750,486.80
November 25, 2005	131,784,394.91
December 25, 2005	126,876,494.84
January 25, 2006	122,026,124.81
February 25, 2006	117,232,630.50
March 25, 2006	112,495,364.96
April 25, 2006	107,813,688.58
May 25, 2006	103,186,968.94
June 25, 2006	98,614,580.80
July 25, 2006	94,095,905.92
August 25, 2006	89,630,333.11
September 25, 2006	85,217,258.02
October 25, 2006	80,856,083.20
November 25, 2006	76,546,217.87
December 25, 2006	72,287,077.99
January 25, 2007	68,078,086.08
February 25, 2007	64,026,797.04
March 25, 2007	60,177,522.22
April 25, 2007	56,520,267.81
May 25, 2007	53,045,533.58
June 25, 2007	49,744,288.51
July 25, 2007	46,607,947.67
August 25, 2007	43,628,350.25
September 25, 2007	40,797,738.65
October 25, 2007	38,108,738.59
November 25, 2007	35,554,340.20
December 25, 2007	33,127,880.09
January 25, 2008	30,823,024.21
February 25, 2008	28,633,751.65
March 25, 2008	26,554,339.19
April 25, 2008	24,579,346.57
May 25, 2008	22,703,602.61
June 25, 2008	20,922,191.84
July 25, 2008	19,424,458.40
August 25, 2008	18,008,569.38
September 25, 2008	16,670,351.87
October 25, 2008	15,405,841.15
November 25, 2008	14,211,270.33
December 25, 2008	13,083,060.59
January 25, 2009	12,017,811.86
February 25, 2009	11,012,293.96
March 25, 2009	10,063,438.22
April 25, 2009	9,168,329.43
May 25, 2009	8,324,198.31
June 25, 2009	7,528,414.17
July 25, 2009	6,831,747.34
August 25, 2009	6,176,580.89
September 25, 2009	5,560,713.69
October 25, 2009	4,982,056.47
November 25, 2009	4,438,626.24
December 25, 2009	3,928,540.95
January 25, 2010	3,450,014.53
February 25, 2010	3,001,351.99
March 25, 2010	2,580,944.93
April 25, 2010	2,187,267.20
May 25, 2010	1,818,870.76
June 25, 2010	1,474,381.78
July 25, 2010	1,235,063.10
August 25, 2010	1,012,827.64
September 25, 2010	806,668.37
October 25, 2010	615,632.95
November 25, 2010	438,820.94
December 25, 2010	275,381.03
January 25, 2011	124,508.45
February 25, 2011	0.00

EXHIBIT A

Form of Certificates